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                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the use in the Statement of Additional Information constituting part of this Post-Effective Amendment No. 4 to the Registration Statement on Form N-4 of our report dated February 13, 1995, except as to Note 2, which is as of February 28, 1995, relating to the financial statements of State Mutual Life Assurance Company of America and our report dated February 13, 1995, relating to the financial statements of Separate Account VA-K ExecAnnuity Plus of State Mutual Life Assurance Company of America, both of which appear in such Statement of Additional Information. We also consent to the reference to us under the heading "Experts" in such Statement of Additional Information.



/s/ Price Waterhouse LLP
Boston, Massachusetts
October 16, 1995